UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 13, 2023

Date of Report (Date of earliest event reported)

Lulu’s Fashion Lounge Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41059	20-8442468
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 Humboldt Avenue

Chico, California 95928

(Address of Principal Executive Offices) (Zip Code)

(530) 343-3545

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	LVLU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2023 Annual Meeting of Stockholders of Lulu’s Fashion Lounge Holdings, Inc. (the “Company”) held on June 13, 2023 (the “Meeting”), stockholders of the Company approved an amendment (the “Plan Amendment”) to the Lulu’s Fashion Lounge Holdings, Inc. Omnibus Equity Plan (the “Omnibus Equity Plan”) to increase the number of shares of common stock authorized for issuance under the Omnibus Equity Plan by 2,000,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”). The Plan Amendment was previously approved by the Compensation Committee and the Board of Directors of the Company (the “Board”) in April 2023 subject to stockholder approval. The principal purpose of the Omnibus Equity Plan is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities. The Omnibus Equity Plan is currently administered by the Compensation Committee of the Board of Directors. The Omnibus Equity Plan provides for various types of awards denominated in shares of the Company’s Common Stock to the Company’s employees, consultants, and directors.

A description of the material terms and conditions of the Plan Amendment is set forth in Proposal 3 and Annex A of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 1,2023 (the “Proxy Statement”), and is incorporated herein by reference. The description of the Plan Amendment incorporated herein by reference does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan Amendment, attached to this report as Exhibit 10.1, and incorporated herein by reference.

Item 5.07Submission of Matters to a Vote of Security Holders.

A total of 37,264,997 shares of the Company’s Common Stock, were present in person or represented by proxy at the Meeting, representing approximately 93.8% of the Company’s outstanding Common Stock as of April 19, 2023, the record date. The following are the voting results for the proposals considered and voted upon at the Meeting, each of which were described in the Company’s Proxy Statement.

Item 1 — Election of three Class II directors for a term of office expiring on the date of the 2026 annual meeting of stockholders, and until their respective successors have been duly elected and qualified or until each such director’s earlier death, resignation or removal.

	Votes FOR	Votes WITHHELD	Broker Non-Votes
Anisa Kumar	33,023,379	1,744,330	2,497,288
Crystal Landsem	31,337,631	3,430,078	2,497,288
Danielle Qi	31,020,796	3,746,913	2,497,288

Item 2 — Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes

37,260,939	3,112	946	0

Item 3 — Amendment to the Company’s Omnibus Equity Plan to increase the number of shares of Common Stock authorized for issuance under the Omnibus Equity Plan by 2,000,000 shares.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes

30,282,473	4,482,680	2,556	2,497,288

Based on the foregoing votes, Anisa Kumar, Crystal Landsem and Danielle Qi were elected, and Items 2 and 3 were approved.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1+	Amendment to the Lulu’s Fashion Lounge Holdings, Inc. Omnibus Equity Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+ Indicates a management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2023	LULU’S FASHION LOUNGE HOLDINGS, INC.

	By:	/s/ Crystal Landsem
Crystal Landsem
Chief Executive Officer